Exhibit i.29

Mitchell, Tunney & Saville

AMENDED AND RESTATED RESTRICTED STOCK AGREEMENT

This Amended and Restated Restricted Stock Agreement is made this 1st day of March, 2004, by and between MCG Capital Corporation, a Delaware corporation (the “Company”), and the undersigned employee of the Company (“Employee”).

WHEREAS, on November 28, 2001 (the “Award Date”), the Company and the Employee entered into a Restricted Stock Agreement (the “Original Agreement”), the Note (as defined in Section 1.2(c) herein) and the Pledge Agreement (as defined in Section 1.2(c) herein);

WHEREAS, the Employee was previously the holder of certain options (the “Options”) to purchase shares of the Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”), granted pursuant to the MCG Credit 1998 Stock Option Plan (the “Plan”);

WHEREAS, the Employee and the Company canceled such Options pursuant to the Original Agreement and the Company terminated the Plan;

WHEREAS, in consideration therefor, the Company awarded (the “Award”) Employee shares of common stock, par value $0.01 per share of the Company (the “Common Stock”) in three tiers (“Tier 1,” “Tier 2” and “Tier 3”; the awarded shares with respect to the Tier 1 Award, the “Tier 1 Awarded Shares,” the awarded shares with respect to the Tier 2 Award, the “Tier 2 Awarded Shares,” the awarded shares with respect to the Tier 3 Award, the “Tier 3 Awarded Shares,” and, together, the “Awarded Shares”) subject to the restrictions and other terms and conditions set forth in the Original Agreement;

WHEREAS, in connection with the Employee’s election under Section 83(b) of the Code, the Company made cash payments to the Employee (the “Tier 1 Cash Payment,” the “Tier 2 Cash Payment,” and “Tier 3 Cash Payment;” and together, the “Cash Payments”);

WHEREAS, in connection with the Employee’s election under Section 83(b) of the Code, the Company sold to Employee, and Employee purchased (the “Purchase”), from the Company shares of Common Stock (the “Tier 1 Purchased Shares,” “Tier 2 Purchased Shares” and the “Tier 3 Purchased Shares,” and together, the “Purchased Shares;” and together, with the Awarded Shares, the “Shares;” and the Tier 1 Awarded Shares and Tier 1 Purchased Shares, together, the “Tier 1 Shares;” and the Tier 2 Awarded Shares and Tier 2 Purchased Shares, together, the “Tier 2 Shares;” and the Tier 3 Awarded Shares and Tier 3 Purchased Shares, together, the “Tier 3 Shares”);

WHEREAS, it was a condition precedent to the Company’s making of such Award and Cash Payments and making available such Purchase that the Employee enter into the Original Agreement concerning the rights and restrictions of the shares of Common Stock subject to the Award and the Purchases and any additional agreements described therein that the Company required; and

WHEREAS, the parties desire to amend and restate the terms of such Original Agreement, as well as certain of the terms of the Shares set forth in the employment agreement currently in effect between the Company and the Employee (the “Employment Agreement”), each as set forth herein;

NOW, THEREFORE, it is agreed, by and between the Company and the Employee, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, that (i) the Original Agreement be and it hereby is amended and restated in its entirety as set forth herein and (ii) the Employment Agreement be and it hereby is amended as follows:

I.	CANCELLATION OF OPTIONS AND OWNERSHIP OF SHARES

1.1 Options. Pursuant to the Original Agreement, the Company canceled the Options to purchase the Class A Common Stock granted pursuant to the Plan and the Employee hereby agrees that the Options were cancelled and are null and void.

1.2 Shares and Cash Payments.

(a) Awarded Shares. On the Award Date, the Company awarded to the Employee the Awarded Shares set forth on Annex 1.

(b) Cash Payments. Within 30 days of the Award Date, the Company made Cash Payments to the Employee in the amounts set forth on Annex 1. The amount of the Cash Payments was intended to equal the estimated taxes attributable to the Employee’s receipt of the Shares with respect to which Employee made an election under Section 83(b) of the Code and the Cash Payments.

(c) Purchased Shares. On the Award Date, the Company sold to the Employee and Employee purchased from the Company, the Purchased Shares set forth on Annex 1 for the price per Share set forth in Annex 1, subject to adjustment as set forth in paragraph 7 of the Note (as defined below). In consideration for the Purchased Shares, the Employee, concurrently with the execution of the Original Agreement as a condition to such purchase, (i) executed and delivered a promissory note (the “Note”) for the principal amount set forth on Annex 1, in the form attached hereto as Exhibit B, the payment of which is secured by a pledge of the Shares and additional shares of Common

Stock as set forth in the Pledge Agreement (as defined herein), (ii) delivered a check payable to the Company in the amount of the par value of the Purchased Shares, and (iii) executed and delivered a Stock Pledge Agreement (the “Pledge Agreement”) in the form attached hereto as Exhibit C. The Shares are subject to the restrictions and other terms and conditions set forth herein, including without limitation, the forfeiture restrictions set forth in Article IV hereof. The certificates representing the Shares subject to the forfeiture restrictions under Article IV shall be held in escrow by the Secretary of the Company as provided in, and in accordance with, Article V. Upon the Award Date, Employee delivered to the Secretary of the Company ten (10) originals of a duly executed blank Assignment Separate from Certificate (in the form attached hereto as Exhibit A).

1.3 Lapse of Restrictions.

(a) Subject to Sections 4.1, 4.2 and 4.3 hereof, the forfeiture restrictions set forth herein shall lapse with respect to the Tier 1, Tier 2 and Tier 3 Shares in accordance with the Tier 1 Schedule, Tier 2 Schedule and Tier 3 Schedule, as appropriate, set forth on Annex 1 (any portion of the Tier 1, Tier 2 and Tier 3 Shares with respect to which the restrictions have not lapsed in accordance with the appropriate Schedule, the “Forfeitable Shares”).

(b) Notwithstanding anything in this Agreement to the contrary, all forfeiture restrictions set forth in this Agreement with respect to the Tier 1 and Tier 2 Shares will lapse upon repayment in full of the Note.

(c) Upon execution of an agreement by and between Company and Employee pursuant to which Employee agrees to prepay the total aggregate principal and accrued interest due to the Company under the Note on the date of such prepayment, at the request of Employee, the Company shall take such steps as the Company deems reasonable in connection with Employee’s pay-off of the Note, including coordinating the logistics of any transfer of shares of Common Stock of the Company that currently serve as Collateral (as defined in the Pledge Agreement) to any new lender for collateral; provided, however, that at no time shall any Collateral be deemed released from any lien set forth in the Pledge Agreement until the Employee pays off the Note in full.

1.4 Restricted Securities.

(a) Employee hereby confirms that (i) Employee acquired the Shares for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “1933 Act”) and (ii) Employee has been informed that the Shares are restricted securities under the 1933 Act, and as such have not been registered under the 1933 Act or any state securities laws by reason of their issuance by the Company in a transaction exempt from the registration requirements thereof and the Shares may not be resold or transferred unless the Shares are first registered under the federal securities laws and applicable state securities laws or unless an exemption from such registration is available. Accordingly, Employee hereby acknowledges that Employee is prepared to hold the Shares for an indefinite period. Employee agrees that Employee has been given access to information about the Company, the Company’s financial condition and the Shares. Employee has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Shares, the business of the Company and the merits and risks of investing in the Shares and to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense. Prior to Employee’s acquisition of the Shares, Employee acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Employee has such knowledge and experience in financial and business matters so as to make him capable of utilizing said information to evaluate the risks of the prospective investment and to make an informed investment decision. Employee is able to bear the economic risk of his investment in the Shares.

(b) The Shares are subject to the registration rights set forth in the Third Amended and Restated Registration Rights Agreement by and among the Company and the stockholders set forth therein, dated as of November 28, 2001, as may be amended from time to time, including with respect to shelf registrations.

1.5 Restrictive Legends.

(a) In order to reflect the restrictions on disposition of the Shares and the forfeiture restrictions, the stock certificates representing the Shares were endorsed with the following restrictive legends:

(i) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF (A “TRANSFER”) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF A RESTRICTED STOCK AGREEMENT DATED AS OF NOVEMBER 28, 2001, AS IT MAY BE AMENDED FROM TIME TO TIME. PURSUANT TO SUCH AGREEMENT, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS AND FORFEITURE RESTRICTIONS, AND ANY TRANSFEREE OF THESE SECURITIES TAKES SUBJECT TO SUCH TRANSFER RESTRICTIONS AND FORFEITURE RESTRICTIONS. COPIES OF THE RESTRICTED STOCK AGREEMENT ARE ON FILE WITH THE COMPANY.”

(ii) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR STATE SECURITIES LAWS AND NO TRANSFER OF THESE SECURITIES MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (B) PURSUANT TO AN EXEMPTION THEREFROM WITH RESPECT TO WHICH THE

COMPANY MAY, UPON REQUEST, REQUIRE A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER THAT SUCH TRANSFER IS EXEMPT FROM THE REQUIREMENTS OF THE ACT.”

(b) Upon the lapse of forfeiture restrictions of the Tier 1 Shares, the Tier 2 Shares and/or the Tier 3 Shares, at Employee’s request, the Company shall issue replacement certificates representing such Shares without the legend set forth in clause (a)(i) of this Section 1.5.

1.6 Definitions. Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

“Beneficial Ownership” or “Beneficially Owned” means ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act.

“Board” means the Board of Directors of the Company.

“Cause” in the case of an Employee whose employment with the Company or a Subsidiary is, as of the date of this Agreement, subject to the terms of an employment or other agreement between such Employee and the Company or Subsidiary, which employment or other agreement includes a definition of “Cause,” the term “Cause” as used in this Agreement shall have the meaning set forth in such employment or other agreement in effect as of the date of this Agreement (without regard to the term of such employment or other agreement).

“Change in Capitalization” means any increase or reduction in the number of shares of Common Stock, or any change in the shares of Common Stock or exchange of shares of Common Stock for a different number or kind of shares or other securities of the Company, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, change in corporate structure or substantially similar event.

“Change in Control” means the occurrence of any of the following events:

(a) An acquisition in one or more transactions (other than directly from the Company) of any voting securities of the Company by any Person immediately after which such Person has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding voting securities; provided, however, in determining whether a Change in Control has occurred, voting securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a “Subsidiary”), (ii) the Company or its Subsidiaries, or (iii) any Person in connection with a “Non-Control Transaction” (as hereinafter defined);

(b) The individuals who, as of the Award Date, were members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board or, following a Merger, the board of directors of the ultimate Parent Corporation; provided, however, that if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board (or, with respect to the directors who are not “interested persons” as defined in the Investment Company Act of 1940, by a majority of the directors who are not “interested persons” serving on the Incumbent Board), such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Proxy Contest; or

(c) The consummation of:

(i) A merger, consolidation or reorganization involving the Company (a “Merger”) or an indirect or direct subsidiary of the Company, or to which securities of the Company are issued, unless:

(A) the stockholders of the Company, immediately before a Merger, own, directly or indirectly immediately following the Merger, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of (x) the corporation resulting from the Merger (the “Surviving Corporation”) if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly, by another Person or group of Persons (a “Parent Corporation”), or (y)if there is one or more Parent Corporations, the ultimate Parent Corporation,

(B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for a Merger constitute at least a majority of the members of the board of directors of (x) the Surviving Corporation or (y) the ultimate Parent Corporation, if the ultimate Parent Corporation, directly or indirectly, owns fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation, and

(C) no Person other than (1) the Company, (2) any Subsidiary, (3) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, or any Subsidiary, or the ultimate Parent Corporation, or (4) any Person who, together with its Affiliates, immediately prior to a Merger had Beneficial Ownership of fifty percent (50%) or more of the then outstanding voting securities, owns, together with its Affiliates, Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of (x) the Surviving Corporation or (y) the ultimate Parent Corporation.

Each transaction described in clauses (A) through (C) above shall herein be referred to as a “Non-Control Transaction”.

(ii) A complete liquidation or dissolution of the Company (other than where assets of the Company are transferred to or remain with a Subsidiary or Subsidiaries of the Company).

(iii) The direct or indirect sale or other disposition of all or substantially all of the assets of the Company to any Person (other than (A) a transfer to a Subsidiary, (B) under conditions that would constitute a Non-Control Transaction with the disposition of assets being regarded as a Merger for this purpose, or (C) the distribution to the Company’s stockholders of the stock of a Subsidiary or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding voting securities as a result of the acquisition of voting securities by the Company which, by reducing the number of voting securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional voting securities which increases the percentage of the then outstanding voting securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board, or another committee of the Board appointed by the Board to administer the Agreement.

“Dividends” means all cash dividends (including Shares of Common Stock acquired through any dividend reinvestment program with respect to regular cash dividends), except for liquidating dividends.

“Fair Market Value” on any date means the closing price per share of Common Stock on such date and, when used with reference to shares of Common Stock for any period shall mean the average of the daily closing prices per share of Common Stock for such period. If the shares of Common Stock are listed or admitted to trading on a national securities exchange, the closing price shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not so listed on any national securities exchange, as reported in the transaction reporting system applicable to securities designated as a “national market system security” or NASDAQ. If the shares of Common Stock are not so listed, admitted to trading or designated, Fair Market Value shall be as determined in good faith by the Board based on an opinion of an independent investment banking firm with an established national reputation with respect to the valuation of securities.

“Initial Public Offering” means the consummation of the first public offering of Shares pursuant to a registration statement (other than on Form S-8, Form S-4, or Form N-14 or a successor form thereto) filed with, and declared effective by, the Securities and Exchange Commission.

“Measurement Date” shall mean December 4, 2001, the date of the completion of the Initial Public Offering, and such date shall be set forth on Annex 1

“Non-Forfeitable Shares” means any Shares with respect to which the restrictions have lapsed in accordance with the Schedules set forth in Annex 1.

“Owner” includes the Employee and all subsequent holders of the Shares who own such Shares pursuant to a Transfer from the Employee in accordance with Section 3.1 and Section 3.3 hereof.

“Person” means “person” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act, including without limitation, any individual, corporation, limited liability company, partnership, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity or any group of Persons.

“Plan” means the MCG Credit Corporation 1998 Stock Option Plan.

“Schedule” shall refer to the Schedules set forth on Annex 1.

“Subsidiary” means any corporation which is a subsidiary corporation (within the meaning of Section 424(f) of the Code) with respect to the Company, except that for the purposes of the definition of a “Change in Control,” Subsidiary is defined in such definition.

“Termination of Employment” in the case of an Employee whose employment with the Company or a Subsidiary is, as of the date of this Agreement, subject to the terms of an employment or other agreement between such Employee and the Company or Subsidiary, which employment or other agreement includes a definition of “Termination of Employment,” the term “Termination of Employment” as used this Agreement shall have the meaning set forth in such employment or other agreement in effect as of the date of this Agreement (without regard to the term of such employment or other agreement).

“Transfer” means a transfer, sale, assignment, pledge, hypothecation or other disposition of any Shares.

II.	SPECIAL PROVISIONS

2.1 Stockholder Rights. Subject to the forfeiture restrictions under this Agreement, Employee (or any successor in interest) shall have all the rights of a stockholder (including voting and dividend rights) with respect to the Shares, including the Shares held in escrow under Article V, but subject, however, to the transfer restrictions of Article III.

2.2 Section 83(b) Election and Withholding of Taxes. Employee understands that all the Shares were considered subject to a substantial risk of forfeiture under Section 83 of the Code and that under Section 83(a) of the Code, upon the lapse of any forfeiture restrictions applicable to the Shares, Employee is required to include as compensation income the difference, if any, between the price paid for the Shares and their Fair Market Value on the date on which any such forfeiture restrictions applicable to such Shares lapse. Employee understands that he or she may have, at the time of the execution and delivery of the Original Agreement, elected to include as compensation income an amount equal to the difference, if any, between the price paid for the Shares, and the Fair Market Value of the Shares at the time the Shares were acquired thereunder rather than when and as such Shares cease or ceased to be subject to such forfeiture restrictions, by having filed an election under Section 83(b) of the Code, substantially in the form of Exhibit D (with respect to the Tier 1 Shares), Exhibit E (with respect to the Tier 2 Shares) and Exhibit F (with respect to the Tier 3 Shares) hereto, with the Company and with the Internal Revenue Service within thirty (30) days of the Award Date thereunder. If Employee made an election under Section 83(b) of the Code with respect to all or a portion of its Tier 1 Shares, Tier 2 Shares and/or Tier 3 Shares, Employee made a cash payment to the Company equal to the estimated taxes attributable to the Employee’s receipt of the Cash Payments and such Shares within thirty (30) days after the Award Date. The Employee agreed that the Company was authorized to use (and did use) all or a portion of the Cash Payments to satisfy the Employee’s obligation to pay the estimated taxes under this Section 2.2 attributable to the Employee’s receipt of the Cash Payments and the Shares to which Employee made an election under Section 83(b) of the Code. If the Employee did not make an election under Section 83(b) of the Code with respect to all or a portion of its Tier 1 Shares, Tier 2 Shares and/or Tier 3 Shares and is entitled to receive Shares under this Agreement, the Employee acknowledges that it did not receive a Cash Payment and shall pay the estimated taxes attributable to such Shares for which an election under Section 83(b) of the Code was not made to the Company prior to the issuance of such Shares.

III.	TRANSFER RESTRICTIONS

3.1 Restrictions on Transfer of Forfeitable Shares. The Employee shall not transfer, assign, encumber, or otherwise dispose of all or any part of the Forfeitable Shares, other than to the Company. Subject to Section 3.3 below, such restrictions on transfer of the Forfeitable Shares shall not apply with respect to Transfers of the type described in Sections 3.1(a) and (b) below; provided the Employee receives the Company’s written consent prior to such Transfer; provided further, that if the Forfeitable Shares are subject to the Pledge Agreement, such Shares may not be transferred under any circumstances without the consent of the Company or as permitted under the Pledge Agreement or this Agreement.

(a) The following Transfers of Forfeitable Shares shall be permitted:

(i) a Transfer made by the Employee to the Company; and

(ii) a Transfer made to any of the following “Permitted Transferees”:

(A) upon the death of the Employee to his executors, administrators, testamentary trustees, legatees or beneficiaries (the “Employee’s Estate”) or a Transfer to the executors, administrators, testamentary trustees, legatees or beneficiaries of a person who has become a holder of Shares in accordance with the terms of this Agreement;

(B) a Transfer made to a trust or custodianship the beneficiaries of which include only the Employee, his spouse, his life partner, his descendants, including adopted children, his ancestors, his siblings, and spouses and life partners of his descendants, ancestors and siblings (an “Employee’s Trust”); or

(C) a Transfer made to a partnership, limited liability company, corporation or other entity all of the owners of which are included in subparagraph B above (an “Employee’s Entity”); or

(D) a Transfer to an organization which is exempt from federal income taxation under Section 501(c)(3) of the Code;

(b) Immediately prior to any Transfer of Shares to an Employee’s Trust or an Employee’s Entity, the Employee shall provide the Company with a copy of the instruments creating the Employee’s Trust or Employee’s Entity and with the identity of the beneficiaries, partners, members or shareholders of the Employee’s Trust or Employee’s Entity, as the case may be. The Employee shall notify the Company prior to any change in the identity of any beneficiary, partner, member or shareholder of the Employee’s Trust or Employee’s Entity, as the case may be.

3.2 Intentionally Omitted.

3.3 Restrictions on Transfer of Shares; Transferee Obligations.

(a) No Transfer of Shares, whether or not permitted by Section 3.1 hereof, shall be made or recorded on the books of the Company, and any such Transfer shall be void and of no effect, unless:

(i) Such Transfer of the Shares is made pursuant to an effective registration statement under the 1933 Act and applicable state securities laws or pursuant to an exemption therefrom with respect to which the Company may, upon request, require a satisfactory opinion of counsel retained by the Employee (which counsel shall be acceptable to the Company) to the effect that such Transfer is exempt from the provisions of Section 5 of the 1933 Act and applicable state securities laws; and

(ii) Each person (other than the Company) to whom the Shares (whether Forfeitable Shares or Non-Forfeitable Shares) are transferred by means of one of the Transfers specified in Section 3.1 above shall, as a condition precedent to the validity of such Transfer, agree in writing to the Company to be bound by the terms and provisions of this Agreement and acknowledge that any such transferred Shares shall be subject to the terms and provisions of this Agreement, including without limitation (1) the restrictions on transfer contained in Sections 3.1 and 3.3 as applicable, (2) the forfeiture restrictions contained in Section 4, and (3) the escrow provisions pursuant to Article V, to the same extent as if such Shares continued to be owned by the Employee.

(b) No Transfer of Shares in violation of this Agreement shall be made or recorded on the books of the Company and any such Transfer shall be void and of no effect.

IV.	FORFEITURE OF FORFEITABLE SHARES

4.1 Termination of Employment. Subject to Section 4.2, and unless the Committee provides otherwise in its sole discretion, the following provision shall apply in the event of the Employee’s Termination of Employment: (A) With respect to the Tier 1 Shares and Tier 2 Shares, the Employment Agreement shall govern the forfeiture of Forfeitable Shares; and (B) Notwithstanding anything to the contrary in the Employment Agreement, all provisions with respect to forfeiture and lapsing of forfeiture restrictions of Tier 3 Shares set forth in the Employment Agreement shall no longer be in effect and the forfeiture and lapsing of forfeiture restrictions of such Tier 3 Shares from the date hereof shall be governed by the provisions with respect to forfeiture and lapsing of forfeiture restrictions that apply to the Tier 2 Shares set forth in the Employment Agreement without giving effect to any lapsing of forfeiture restrictions under Section 1.3(b) of this Agreement, which shall have no effect on the provisions with respect to forfeiture and lapsing of forfeiture restrictions of the Tier 3 Shares.

4.2 Change in Control. Upon a Change in Control, notwithstanding anything to the contrary in this Agreement or in the Employment Agreement, the forfeiture restrictions on the Forfeitable Shares shall immediately lapse. The Company shall assign this Agreement and its rights, together with its obligations, hereunder in connection with a Change in Control.

4.3 Additional Shares or Substituted Securities. In the event of a Change in Capitalization, any new, substituted or additional securities or other property (excluding Dividends) which is by reason of any such Change in Capitalization distributed with respect to the Shares shall be immediately subject to the restrictions set forth herein, but only to the extent the Shares are at the time covered by such restrictions. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number of Shares hereunder in order to reflect the effect of any such transaction upon the Company’s capital structure.

V.	ESCROW

5.1 Deposit. Upon issuance, the certificates for the Shares were deposited in escrow with the Secretary of the Company to be held in accordance with the provisions of this Article V. Each deposited certificate was accompanied by ten original duly executed Assignment Separate from Certificates in the form of Exhibit A. The deposited certificates, together with any other assets or securities from time to time deposited with the Company pursuant to the requirements of this Agreement, shall remain in escrow until such time or times as the certificates (or other assets and securities) are to be released or otherwise surrendered for cancellation in accordance with Section 5.3 below. Upon delivery of the certificates (or other assets and securities) to the Company, the Owner shall be issued an instrument of deposit acknowledging the number of Shares (or other assets and securities) delivered in escrow to the Secretary of the Company.

5.2 Recapitalization. All Dividends shall be paid directly to the Owner and shall not be held in escrow. However, in the event of a Change in Capitalization, any new, substituted or additional securities or other property (excluding Dividends) which is by reason of such transaction distributed with respect to the Shares shall be immediately delivered to the Secretary of the Company to be held in escrow under this Article V, but only to the extent the Shares are at the time subject to the escrow requirements of Section 5.1 above.

5.3 Release/Surrender. The Shares, together with any other assets or securities held in escrow hereunder, shall be subject to the following terms and conditions relating to their release from escrow or their surrender to the Company for cancellation:

(a) The certificates for Shares (excluding Dividends) shall be released from escrow and delivered to the Owner as the restrictions on the Forfeitable Shares lapse in accordance with the Schedule or as otherwise set forth herein, upon the request of the Owner.

(b) In the event Forfeitable Shares are forfeited hereunder, the certificates representing such forfeited Shares shall be surrendered to the Company.

(c) Notwithstanding anything to the contrary contained in this Section 5.3, all Shares (or other assets or securities) released from escrow in accordance with the provisions of Section 5.3(a) hereof shall nevertheless remain subject to the transfer restrictions set forth in Section 3.3 until such provisions terminate in accordance with their terms.

VI.	GENERAL PROVISIONS

6.1 No Employment or Service Contract. Nothing in this Agreement shall confer upon the Employee any right to continue in the service of the Company (or any subsidiary corporation of the Company employing or retaining Employee) for any period of time or interfere with or restrict in any way the rights of the Company (or any subsidiary corporation of the Company employing or retaining Employee) or the Employee, which rights are hereby expressly reserved by each, to terminate the employee status of Employee at any time for any reason whatsoever, with or without Cause, subject to the provisions of any employment agreement between the Company and the Employee.

6.2 Notices. Any notice required in connection with this Agreement shall be given in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or telecopied to the recipient at the address indicated on Annex 1 or at such other address as such party may designate by ten (10) days’ advance written notice under this Section 6.2 to all other parties to this Agreement.

6.3 No Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

6.4 Amendment. This Agreement may be modified, amended, suspended or terminated, and terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

6.5 Employee Undertaking. Employee hereby agrees to take whatever additional action and execute whatever additional documents the Company may, in its judgment, deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Employee or the Shares pursuant to the express provisions of this Agreement.

6.6 Agreement Is Entire Contract. This Agreement, in conjunction with the Employment Agreement, the Pledge Agreement and the Note, constitutes the entire agreement between the parties hereto with regard to the subject matter hereof.

6.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State, without regard to conflict of laws principles thereof.

6.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.

6.9 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and the Employee and the Employee’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.

6.10 Intentionally Omitted.

6.11 Consistent Tax Reporting. Pursuant to the Original Agreement, Employee agreed that by making the election under Section 83(b) of the Code with respect to some or all of the Shares, Employee would be treated as the owner of such Shares as of the Award Date. Employee represents that it reported the Cash Payments as taxable compensation income in the year of the Award and that it treated the Purchased Shares as if those Shares were purchased for the Note.

6.12 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

* * *

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first indicated above.

THE COMPANY:

MCG CAPITAL CORPORATION

By:	/s/ Samuel G. Rubenstein

Name: Samuel G. Rubenstein
Title: General Counsel and Executive Vice President

THE EMPLOYEE:

/s/ B. Hagen Saville

Name: B. Hagen Saville

Annex 1

MCG CAPITAL CORPORATION

RESTRICTED STOCK AGREEMENT

Name:	B. Hagen Saville

Address:	3048 P. St., NW, Washington, DC 20007

Principal Amount of Note:	$801,214

Par Value of Purchased Shares:	$472

Tier 1 Shares

(a)	Number of Tier 1 Awarded Shares:	20,438

(b)	Number of Tier 1 Purchased Shares:	18,865

	Tier 1 Shares:	39,303

(c)	Tier 1 Cash Payment:	$320,719

Tier 2 Shares

(a)	Number of Tier 2 Awarded Shares:	30,651

(b)	Number of Tier 2 Purchased Shares:	28,293

	Tier 2 Shares:	58,944

(c)	Tier 2 Cash Payment:	$480,985

Tier 3 Shares:

(a)	Number of Tier 3 Awarded Shares:	138,704

(b)	Number of Tier 3 Purchased Shares:	0

	Tier 3 Shares:	138,704

(c)	Tier 3 Cash Payment:	$0

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Measurement Date	December 4, 2001

Purchase Price per Purchased Share:	$17

Tier 1 Schedule:

All Tier 1 Shares covered hereby shall remain subject to the restrictions and other terms and conditions set forth in this Agreement during the period measured from the Award Date and ending on the Measurement Date. From and after the Measurement Date, subject to the restrictions and other terms and conditions set forth in this Agreement, the restrictions set forth in Sections 3.1, 3.3 and 4.1 shall lapse with respect to one-twelfth (1/12) of the Tier 1 Shares (i) on the Measurement Date (if on such date the Employee is then employed by the Company), and (ii) on the last day of each of the eleven (11) calendar year quarters beginning March 31, 2002, (if on each such date the Employee is then employed by the Company). Thus, such restrictions with respect to all Tier 1 Shares will lapse on September 30, 2004.

Notwithstanding anything herein to the contrary, the lapsing of forfeiture restrictions with respect to the Tier 1 Shares shall occur first with respect to the Tier 1 Awarded Shares and thereafter with respect to the Tier 1 Purchased Shares.

Tier 2 Schedule:

All Tier 2 Shares covered hereby shall remain subject to the restrictions and other terms and conditions set forth in this Agreement during the period measured from the Award Date and ending on the Measurement Date. From and after the Measurement Date, subject to the restrictions and other terms and conditions set forth in this Agreement, the restrictions set forth in Sections 3.1, 3.3. and 4.1 shall lapse with respect to one-sixteenth (1/16) of the Tier 2 Shares (i) on the Measurement Date (if on such date the Employee is then employed by the Company), and (ii) on the last day of each of the fifteen (15) calendar year quarters beginning March 31, 2002, (if on each such date the Employee is then employed by the Company). Thus, such restrictions with respect to all Tier 2 Shares will lapse on September 30, 2005.

Notwithstanding anything herein to the contrary, the lapsing of forfeiture restrictions with respect to the Tier 2 Shares shall occur first with respect to the Tier 2 Awarded Shares and thereafter with respect to the Tier 2 Purchased Shares.

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Tier 3 Schedule:

Subject to the terms and conditions of this Agreement, the restrictions set forth in Sections 3.1, 3.3 and 4.1 of this Agreement will lapse with respect to the Tier 3 Shares as follows:

Period	Tier 3 Shares

Date of this Agreement	30% of Tier 3 Shares

April 1, 2004 – January 1, 2005	20% of Tier 3 Shares (5% on each of April 1, July 1 and October 1, 2004 and January 1, 2005)

April 1, 2005 – January 1, 2006	20% of Tier 3 Shares (5% on each of April 1, July 1 and October 1, 2005 and January 1, 2006)

April 1, 2006 – January 1, 2007	20% of Tier 3 Shares (5% on each of April 1, July 1 and October 1, 2006 and January 1, 2007)

April 1, 2007 – January 1, 2008	10% of Tier 3 Shares (2.5% on each of April 1, July 1 and October 1, 2007 and January 1, 2008)

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EXHIBIT A

Assignment Separate from Certificate

FOR VALUE RECEIVED and subject to the terms and conditions set forth in Section 1.2 of that certain Restricted Stock Agreement by and between the undersigned (“Employee”) and MCG Capital Corporation, a Delaware corporation (the “Company”), Employee does hereby assign and transfer to the Company                      (            ) shares of the Common Stock, par value of $0.01 per share, of the Company standing in Employee’s name on the books of said Company and represented by Certificate No.         , which is delivered herewith, and Employee does hereby irrevocably constitute and appoint the principals of the Company as Employee’s Attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.

Dated as of                         , 2001

Signature

[Name]

Signature

Print Name

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EXHIBIT D

ELECTION TO INCLUDE TIER 1 SHARES IN GROSS

INCOME PURSUANT TO SECTION 83(b) OF THE

INTERNAL REVENUE CODE

The undersigned has been allocated shares of Common Stock, par value $.01 per share (the “property”), of MCG Capital Corporation, a Delaware corporation (the “Company”), on September     , 2001 pursuant to a Restricted Stock Agreement dated as of that date between the Company and the undersigned. The property is subject to a substantial risk of forfeiture and is non-transferable as described below. The undersigned desires to make an election to have the property taxed under the provision of the Internal Revenue Code of 1986, as amended (the “Code”) § 83(b) at the time he is allocated the property.

Therefore, pursuant to Code §83(b) and Treasury Regulation §1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the property (described below), to report as taxable income for calendar year 2001 the excess (if any) of the property’s fair market value on the date the property is allocated over the purchase price thereof.

The following information is supplied in accordance with Treasury Regulation § 1.83-2(e).

(1) The person who performed the services is:

Name:

Address: c/o MCG Capital Corporation

1100 Wilson Boulevard

Suite 3000

Arlington, VA 22209

Taxpayer Ident. No.:

Taxable Year: Calendar Year 2001

(2) The property with respect to which the election is being made is                  shares of the common stock of the Company.

(3) The property was transferred on                     , 2001. The taxable year to which this election relates is calendar year 2001.

(4) The property is subject to forfeiture until restrictions lapse. Subject to restrictions under federal and state securities laws, the property as to which the

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forfeiture restrictions have lapsed is freely transferable but property as to which the forfeiture restrictions have not lapsed may not be transferred (except for certain limited, specified instances). Restrictions with respect to one-twelfth (1/12) of the shares of common stock subject to forfeiture lapse on the date of the completion of the Company’s initial public offering. Restrictions with respect to one-eleventh (1/11) of the remaining shares of common stock subject to forfeiture lapse on the last day of each of the eleven (11) consecutive calendar year quarters beginning March 31, 2002.

(5) The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) of the property with respect to which this election is being made is $                 per share.

(6) The amount paid for                  shares is $0 per share. The amount paid for                  shares is $                  per share.

(7) A copy of this statement was furnished to the Company, for whom Employee rendered the service underlying the transfer of property.

(8) This statement is executed as of:                     , 2001.

Name:

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EXHIBIT E

ELECTION TO INCLUDE TIER 2 SHARES IN GROSS

INCOME PURSUANT TO SECTION 83(b) OF THE

INTERNAL REVENUE CODE

The undersigned has been allocated shares of Common Stock, par value $.01 per share (the “property”), of MCG Capital Corporation, a Delaware corporation (the “Company”), on September     , 2001 pursuant to a Restricted Stock Agreement dated as of that date between the Company and the undersigned. The property is subject to a substantial risk of forfeiture and is non-transferable as described below. The undersigned desires to make an election to have the property taxed under the provision of the Internal Revenue Code of 1986, as amended (the “Code”) § 83(b) at the time he is allocated the property.

Therefore, pursuant to Code §83(b) and Treasury Regulation §1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the property (described below), to report as taxable income for calendar year 2001 the excess (if any) of the property’s fair market value on the date the property is allocated over the purchase price thereof.

The following information is supplied in accordance with Treasury Regulation § 1.83-2(e).

(1) The person who performed the services is:

Name:

Address: c/o MCG Capital Corporation

1100 Wilson Boulevard

Suite 3000

Arlington, VA 22209

Taxpayer Ident. No.:

Taxable Year: Calendar Year 2001

(2) The property with respect to which the election is being made is                  shares of the common stock of the Company.

(3) The property was transferred on                 , 2001. The taxable year to which this election relates is calendar year 2001.

(4) The property is subject to forfeiture until restrictions lapse. Subject to restrictions under federal and state securities laws, the property as to which the

1

forfeiture restrictions have lapsed is freely transferable but property as to which the forfeiture restrictions have not lapsed may not be transferred (except for certain limited, specified instances). Restrictions with respect to one-sixteenth (1/16) of the shares of common stock subject to forfeiture lapse on the date of the completion of the Company’s initial public offering. Restrictions with respect to one-fifteenth (1/15) of the remaining shares of common stock subject to forfeiture lapse on the last day of each of the fifteen (15) consecutive calendar year quarters beginning March 31, 2002.

(5) The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) of the property with respect to which this election is being made is $                 per share.

(6) The amount paid for              shares is $             per share. The amount paid for              Shares is $0 per share.

(7) A copy of this statement was furnished to the Company, for whom Employee rendered the service underlying the transfer of property.

(8) This statement is executed as of:                 , 2001.

Name:

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EXHIBIT F

ELECTION TO INCLUDE TIER 3 SHARES IN GROSS

INCOME PURSUANT TO SECTION 83(b) OF THE

INTERNAL REVENUE CODE

The undersigned has been allocated shares of Common Stock, par value $.01 per share (the “property”), of MCG Capital Corporation, a Delaware corporation (the “Company”), on September     , 2001 pursuant to a Restricted Stock Agreement dated as of that date between the Company and the undersigned. The property is subject to a substantial risk of forfeiture and is non-transferable as described below. The undersigned desires to make an election to have the property taxed under the provision of the Internal Revenue Code of 1986, as amended (the “Code”) § 83(b) at the time he is allocated the property.

Therefore, pursuant to Code §83(b) and Treasury Regulation §1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the property (described below), to report as taxable income for calendar year 2001 the excess (if any) of the property’s fair market value on the date the property is allocated over the purchase price thereof.

The following information is supplied in accordance with Treasury Regulation § 1.83-2(e).

(1) The person who performed the services is:

Name:

Address: c/o MCG Capital Corporation

1100 Wilson Boulevard

Suite 3000

Arlington, VA 22209

Taxpayer Ident. No.:

Taxable Year: Calendar Year 2001

(2) The property with respect to which the election is being made is              shares of the common stock of the Company.

(3) The property was transferred on             , 2001. The taxable year to which this election relates is calendar year 2001.

(4) The property is subject to forfeiture until restrictions lapse. Following the Company’s initial public offering, subject to restrictions under federal and state

1

securities laws, the property as to which the forfeiture restrictions have lapsed is freely transferable but property as to which the forfeiture restrictions have not lapsed may not be transferred (except for certain limited, specified instances). In addition, prior to the Company’s initial public offering, property may not be transferred (subject to certain limited, specified instances) whether or not the forfeiture restrictions have lapsed. Restrictions with respect to the shares will lapse on September 30, 2005, provided that certain performance targets are met; provided, however, if the specified performance targets are not met, the forfeiture restrictions with respect to all such shares will lapse on September 30, 2005, unless determined otherwise.

(5) The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) of the property with respect to which this election is being made is $             per share.

(6) The amount paid for              shares is $             per share. The amount paid for              shares is $0 per share.

(7) A copy of this statement was furnished to the Company, for whom Employee rendered the service underlying the transfer of property.

(8) This statement is executed as of:             , 2001.

Name:

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